EXHIBIT 99.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

EXHIBIT 99.1

Certification Pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Paul L. Thomas and Ronald W. Hill, the Chief Executive Officer and Chief Financial Officer, respectively, of CBES Bancorp, Inc. (the “Company”), hereby certifies in his capacity as an officer of the Company, that he has reviewed the Quarterly Report of the Company on Form 10-QSB for the quarter ended September 30, 2002 and that to the best of his knowledge:

(1)	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

November 13, 2002	/s/ Paul L. Thomas
Date:	Paul L. Thomas Chief Executive Officer

November 13, 2002	/s/ Ronald W. Hill
Date:	Ronald W. Hill Chief Financial Officer